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                                                       EXHIBIT 12
                                                       ----------

                OVERSEAS SHIPHOLDING GROUP, INC.
               RATIO OF EARNINGS TO FIXED CHARGES
          For the nine months ended September 30, 1997
                         (In thousands)
          Presented in connection with Amendment No. 1
filed on November 9, 1993 to Registration Statement No. 33-50441




Income before Federal income taxes                  $ 23,070

Adjustments of income related to
  companies owned less than 100%                      (3,356)

Interest expense                                      62,858

Proportionate share of interest of
  50% - owned companies                               16,991

Interest component of an operating
  lease                                                  933

Amortization of capitalized interest                   2,876
                                                    --------

  Earnings                                          $103,372
                                                    ========


Interest expense                                    $ 62,858

Proportionate share of fixed charges
  of 50% - owned companies                            17,902

Capitalized interest                                   1,326

Interest component of an operating
  lease                                                  933
                                                    --------

  Fixed charges                                     $ 83,019
                                                    ========

Ratio of earnings to fixed charges                    1.25X
                                                     ======
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